As filed with the Securities and Exchange	Registration No. 333-266021
Commission on July 21, 2022

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Voya Retirement Insurance and Annuity Company

(Exact name of registrant as specified in its charter)

Connecticut

(State or jurisdiction of incorporation or organization)

71-0294708

(I.R.S. Employer Identification Number)

One Orange Way, C2N, Windsor, Connecticut 06095-4774, 1-800-584-6001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter M. Scavongelli, Assistant Vice President, Senior Counsel

Voya Retirement Insurance and Annuity Company

One Orange Way, C2N, Windsor, Connecticut 06095-4774

(860) 580-1631

Approximate date of commencement of proposed sale to the public: It is proposed that the public offering will commence as soon as practicable after effectiveness of this filing.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Voya Retirement Insurance and Annuity Company is hereby filing this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-266021), originally filed on July 5, 2022, the (“Registration Statement”), to include hyperlinks for the 10-K and 10-Q incorporation references and amend Exhibit 107 originally filed with the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Page 17 of the prospectus in Part I and Exhibit 107 of the Exhibit Index in Part II of the Registration Statement and the signature page to the Registration Statement. The balance of the Registration Statement remains unchanged and has been omitted.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference the:

•	Annual Report on Form 10-K for the year ended December 31, 2021; and
•	Quarterly Report on Form 10-Q for the period ended March 31, 2022.

Form 10-K contains additional information about the Company and includes certified financial statements as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Exchange Act since March 31, 2022. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The registration statements, of which this prospectus is a part and our Exchange Act filings, are available to the public on the SEC’s website at www.sec.gov, and we file these documents electronically according to EDGAR under CIK No. 0000837010.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them). Please direct your request to:

Voya Retirement Insurance and Annuity Company

Customer Service

One Orange Way
Windsor, CT 06095-4774

1-800-584-6001

Inquiries

You may contact us directly by writing or calling to us at the address or phone number shown above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 21st day of July, 2022.

By:	VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(Depositor)

/s/ Charles P. Nelson
Charles P. Nelson
President
(principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes and appoints Peter M. Scavongelli as such person’s true and lawful attorney and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title		Date

/s/ Charles P. Nelson	Director and President	)	June 4, 2022
Charles P. Nelson	(principal executive officer))
)
/s/ Michael R. Katz	Director and Chief Financial Officer	)	June 6, 2022
Michael R. Katz	(principal financial officer))
)
/s/ C. Landon Cobb, Jr.	Chief Accounting Officer	)	June 5, 2022
C. Landon Cobb, Jr.	(principal accounting officer))
)
/s/ Robert L. Grubka	Director	)	June 6, 2022
Robert L. Grubka		)
)
/s/ Heather H. Lavelle	Director	)	June 7, 2022
Heather H. Lavelle		)
)
/s/ Francis G. O’Neill	Director	)	June 7, 2022
Francis G. O’Neill		)
)
/s/ Mona M. Zielke	Director	)	June 6, 2022
Mona M. Zielke		)
)

/s/ Michael S. Smith	Director	)	June 3, 2022
Michael S. Smith		)

By:	/s/ Peter M. Scavongelli
Peter M. Scavongelli
*Attorney-in-Fact

Exhibit Index

Exhibit No.	Exhibit

107	Filing Fee Table